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                             EXHIBIT (23)(i)
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Investment Banking
PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212/713-2000

                                                  PaineWebber


Worthen Banking Corporation
Post Office Box 1681
Little Rock, AR 77203

Gentlemen:

     We hereby consent to the use of our opinion letter dated August 18, 1994 to the Board of Directors of Worthen Banking Corporation included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Worthen Banking Corporation with and into Boatmen's Bancshares, Inc. and to the references to such opinion in such Prospectus/Proxy Statement under the caption "The Merger -- Opinion of Worthen's Financial Advisor". In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.



                                   PAINEWEBBER INCORPORATED



                                   By:  /s/ James W. Kilman, Jr.
                                      ----------------------------
                                        James W. Kilman, Jr.
                                        Managing Director

October 12, 1994
New York, New York